Exhibit 99.3
NOTICE OF GUARANTEED DELIVERY
Offer by Banner Acquisition, Inc.
to Exchange Each Outstanding Share of Common Stock
of
INAMED CORPORATION
for
$84.00 in Cash
or
0.8498 of a Share of Common Stock of Allergan, Inc.
subject in each case, to the proration and procedures
described in the Prospectus and the related Letter of Election and Transmittal
Pursuant to the Offer to Exchange dated November 21, 2005
(Not to be used for Signature Guarantees)
THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 20, 2005, UNLESS SOONER TERMINATED OR EXTENDED. INAMED SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
The Exchange Agent for the Offer is:
Wells Fargo Bank, N.A.

By Mail: Wells Fargo Shareowner Services P.O. Box 64858 St. Paul, MN 55164-0858 (800) 380-1372	By Overnight Courier or Hand: Wells Fargo Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075
By Facsimile
(for Guarantees of Delivery):
(651) 450-2452
For Facsimile Confirmation Call:
(651) 450-4110
      To tender Inamed Shares, this Notice of Guaranteed Delivery must be delivered to Wells Fargo Bank, N.A. (the “Exchange Agent”) at one of its addresses set forth above by the expiration date of the Offer. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission to a facsimile number other than the one listed above will not constitute valid delivery to the Exchange Agent. See the guaranteed delivery procedures described under “The Offer — Guaranteed Delivery” of the Offer to Exchange, dated November 21, 2005 (the “Prospectus”).
      This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to by stockholder’s desiring to tender Inamed Shares (as defined below) pursuant to the Offer (as defined below) if certificates evidencing shares of common stock of Inamed Corporation, a Delaware corporation (“Inamed”), par value $0.01 per share (including the associated preferred stock purchase rights, the “Inamed Shares”), are not immediately available or cannot otherwise be delivered with all other required documents to the Exchange Agent prior to the expiration date of the Offer or if the procedure for book-entry transfer cannot be completed on a timely basis.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of election and transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to Banner Acquisition, Inc., a Delaware corporation (“Offeror”), a newly formed wholly-owned subsidiary of Allergan, Inc., a Delaware corporation (“Allergan”) upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Election and Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”) receipt of which is hereby acknowledged, the number of Inamed Shares set forth below, pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Offer — Guaranteed Delivery.”
Number of Inamed Shares Tendered:

Certificate Numbers (if available):

      The undersigned elects to receive the consideration checked below. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have made no election. See “The Offer — Elections and Proration — Consequences of Tendering with No Election” in the Prospectus.

☐	CHECK HERE TO ELECT TO RECEIVE CASH FOR ALL INAMED SHARES TENDERED, SUBJECT TO PRORATION.

☐	CHECK HERE TO ELECT TO RECEIVE SHARES OF COMMON STOCK OF ALLERGAN FOR ALL INAMED SHARES TENDERED, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

☐	CHECK HERE TO EXCHANGE SOME INAMED SHARES FOR CASH AND THE REMAINDER FOR SHARES OF ALLERGAN COMMON STOCK, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES:
      Number of Inamed Shares Tendered for Cash:*

      *All remaining Inamed Shares will be exchanged for shares of Allergan common stock.

PLEASE SIGN AND COMPLETE

(Signature(s))*

(Title)**
Name(s) of Record Holders:

(Please Print)
Address(es):

(Include Zip Code)
Area Code and Telephone Number:

☐	Check here if Inamed Shares will be tendered by book-entry transfer.
Name of Tendering Institution:

Account Number:

Date:

*	This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Inamed Shares exactly as their name(s) appear on the certificate for the Inamed Shares, or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Inamed Shares, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting as a fiduciary or in a representative capacity.

THE GUARANTEE BELOW MUST BE COMPLETED.
GUARANTEE
(Not to Be Used for Signature Guarantees)
      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Inamed Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Inamed Shares complies with Rule 14e-4, and (c) guarantees delivery to the Exchange Agent of the Inamed Shares tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days of the date hereof.
      The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates for Inamed Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

(Name of Firm)

(Address)

(Zip Code)

(Area Code and Telephone Number)

(Authorized Signature)

(Name)

(Title)
Dated:
________________________________________________________________________________
      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH A LETTER OF ELECTION AND TRANSMITTAL.

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